Filed Pursuant to Rule 433
                                               Registration File No.: 333-138183


             SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2007-BR1
                             FREE WRITING PROSPECTUS
             -------------------------------------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

            The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

            The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

            The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/1260840/000091412106003401/
se5955075-s3a1.txt

           IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL
                                   DISCLAIMERS

            Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

                                                                   DRAFT 3/21/07

                    REPRESENTATIONS AND WARRANTIES AGREEMENT

            This REPRESENTATIONS AND WARRANTIES AGREEMENT ("Agreement"), dated as of April 12, 2007 (the "Closing Date"), is between BARCLAYS BANK PLC, a public limited company registered in England and Wales under company number 1026167 ("BBPLC"), and SECURITIZED ASSET BACKED RECEIVABLES LLC, a Delaware limited liability company (the "Depositor").

                              W I T N E S S E T H:

            WHEREAS, Sutton Funding LLC ("Sutton") purchased certain mortgage loans (the "New Century Mortgage Loans") set forth on the mortgage loan schedule attached hereto as Schedule I (the "New Century Mortgage Loan Schedule") from NC Capital Corporation ("New Century") pursuant to that certain Amended and Restated Mortgage Loan Purchase Agreement, dated as of June 1, 2006, as amended by Amendment No. 1, dated as of December 28, 2006 (the "New Century Purchase Agreement"), by and between Sutton, as purchaser, and New Century, as seller;

            WHEREAS, Sutton purchased certain mortgage loans (the "Ameriquest Mortgage Loans" and, together with the New Century Mortgage Loans, the "Mortgage Loans") set forth on the mortgage loan schedule attached hereto as Schedule II (the "Ameriquest Mortgage Loan Schedule") from Ameriquest Mortgage Company ("Ameriquest") pursuant to that certain Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of October 1, 2006 (the "Ameriquest Purchase Agreement" and, together with the New Century Purchase Agreement, the "Purchase Agreements"), by and between Sutton, as purchaser, and Ameriquest, as seller;

            WHEREAS, Sutton assigned the New Century Mortgage Loans and the New Century Purchase Agreement to the Depositor, as assignee, pursuant to an Assignment, Assumption and Recognition Agreement, dated as of April 12, 2007 (the "New Century AAR"), by and among Sutton, as assignor, the Depositor and New Century;

            WHEREAS, Sutton assigned the Ameriquest Mortgage Loans and the Ameriquest Purchase Agreement to the Depositor, as assignee, pursuant to an Assignment, Assumption and Recognition Agreement, dated as of April 12, 2007 (the "Ameriquest AAR"), by and among Sutton, as assignor, the Depositor and Ameriquest;

            WHEREAS, pursuant to that certain Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), by and among the Depositor, Barclays Capital Real Estate Inc. d/b/a HomEq Servicing, as servicer, and Deutsche Bank National Trust Company, as trustee, Securitized Asset Backed Receivables LLC Trust 2007-BR1 (the "Trust") shall issue its Mortgage Pass-Through Certificates, Series 2007-BR1 (the "Certificates"), representing beneficial ownership interest in a trust, the assets of which include, but are not limited to, the Mortgage Loans transferred by the Depositor to the Trust pursuant to the Pooling and Servicing Agreement;

            WHEREAS, BBPLC is the parent of the Depositor and is the administrator of Sutton;

            WHEREAS, in connection with the securitization of the Mortgage Loans and the issuance of the Certificates, the parties hereto have determined it to be necessary or appropriate for BBPLC to make various representations and warranties to the Depositor regarding the Mortgage Loans;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            Section 1. Defined Terms.

            (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. In the event of a conflict between any of the defined terms contained in this Agreement and the Pooling and Servicing Agreement, the definitions contained in the Pooling and Servicing Agreement shall control.

            (b) The following capitalized terms shall have the meanings assigned to such terms below:

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            ALTA: The American Land Title Association, or any successor thereto.

            Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

            Deleted Mortgage Loan: A Mortgage Loan that is purchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by BBPLC in accordance with the terms of this Agreement.

            High Cost Loan: A Mortgage Loan that is (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) identified, classified or characterized as "high cost," "threshold," "covered", or "predatory" under any other applicable state, federal or local law (or a similarly identified, classified or characterized loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or
(c) categorized as "High Cost" or "Covered" pursuant to Appendix E of the Standard & Poor's Glossary.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the such Mortgage Loan as of the Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if such Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property,

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by BBPLC for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be paid by BBPLC to the Depositor or its designee in the month of substitution), (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Mortgage Loan, (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed-rate or adjustable-rate with the same Periodic Rate Cap and Index) and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 2 of this Agreement.

            Standard & Poor's Glossary: Version 5.6(b) of the Standard & Poor's LEVELS(R) Glossary.

            Section 2. Representations and Warranties of BBPLC.

            (a) As to each New Century Mortgage Loan (except as otherwise set forth on Exhibit III hereto), BBPLC hereby makes the representations and warranties set forth in Exhibit I hereto to the Depositor as of the Closing Date (or such other date as set forth herein).

            (b) As to each Ameriquest Mortgage Loan (except as otherwise set forth on Exhibit III hereto), BBPLC hereby makes the representations and warranties set forth in Exhibit II hereto to the Depositor as of the Closing Date (or such other date as set forth herein).

            Section 3. Purchase or Substitution Obligation for Breach of a Representation or Warranty.

            (a) Within sixty (60) days of the earlier of either discovery by or notice to BBPLC of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Depositor therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Depositor therein), BBPLC shall cure such breach in all material respects and, if such breach cannot be cured, BBPLC shall, at the Depositor's option, within sixty (60) calendar days of BBPLC's receipt of request from the Depositor, purchase such Mortgage Loan at the Repurchase Price. In the event that such a breach shall involve any representation or warranty set forth in Section 2 of this Agreement, and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to BBPLC of such breach, all of the Mortgage Loans materially and adversely affected thereby shall, at the Depositor's option, be purchased by BBPLC at the

Repurchase Price. Any purchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3 shall be accomplished by direct remittance of the Repurchase Price to the Depositor or its designee in accordance with the Depositor's instructions.

            However, if the breach shall involve a representation or warranty set forth in Section 2 of this Agreement relating to any Mortgage Loan and BBPLC discovers or receives notice of any such breach within two years of the Closing Date, BBPLC shall, at the Depositor's option and provided that BBPLC has a Qualified Substitute Mortgage Loan, rather than purchase such Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Mortgage Loans, provided that any such substitution shall be effected not later than two years after the Closing Date. If BBPLC has no Qualified Substitute Mortgage Loan, BBPLC shall purchase the deficient Mortgage Loan. Any purchase of a Mortgage Loan or Mortgage Loans pursuant to the foregoing provisions of this Section 3 shall be accomplished by direct remittance of the Repurchase Price to the Depositor or its designee in accordance with the Depositor's instructions.

            At the time of purchase or substitution, the Depositor and BBPLC shall arrange for the reassignment of the Deleted Mortgage Loan to BBPLC and the delivery to BBPLC of any documents held by the Trustee or the Custodian, as the case may be, relating to the Deleted Mortgage Loan. In the event of a purchase or substitution, BBPLC shall, simultaneously with such reassignment, give written notice to the Depositor that such purchase or substitution has taken place, amend the applicable Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the applicable Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, BBPLC shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. BBPLC shall effect such substitution by delivering to the Trustee or the Custodian or to such other party as the Depositor may designate in writing for such Qualified Substitute Mortgage Loan the documents required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required by the Pooling and Servicing Agreement. No substitution will be made in any calendar month after the initial Determination Date for such month. BBPLC shall remit directly to the Depositor, or its designee, in accordance with the Depositor's instructions the monthly payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Mortgage Loans in the month following the date of such substitution. Monthly payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by BBPLC. For the month of substitution, distributions to the Depositor shall include the monthly payment due on any Deleted Mortgage Loan in the month of substitution, and BBPLC shall thereafter be entitled to retain all amounts subsequently received by BBPLC in respect of such Deleted Mortgage Loan.

            For any month in which BBPLC substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, BBPLC shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall, together with one month's interest at the Mortgage Interest Rate on the Deleted Mortgage Loan, shall be distributed by BBPLC directly to the Depositor or its designee in accordance with the Depositor's instructions within two (2) Business Days of such substitution.

            Any cause of action against BBPLC relating to or arising out of the breach of any representations and warranties made in Section 2 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Depositor or notice thereof by BBPLC to the Depositor, (ii) failure by BBPLC to cure such breach, purchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as specified above and (iii) demand upon BBPLC by the Depositor for compliance with this Agreement.

            In the event BBPLC is obligated to purchase or substitute any Mortgage Loan due to a breach, the Depositor shall assign to BBPLC all of its rights under the New Century Purchase Agreement or Ameriquest Purchase Agreement, as applicable, and the New Century AAR or Ameriquest AAR, as applicable.

            (b) It is understood and agreed that the obligation of BBPLC set forth in Section 3(a) to purchase or substitute for a Mortgage Loan in breach of a representation or warranty contained in Section 2 constitutes the sole remedy of the Depositor or any other person or entity with respect to such breach.

            (c) In the event a Mortgage Loan is required to be purchased due to an early payment default under the Purchase Agreements, BBPLC shall pay to the Trust the applicable repurchase price pursuant to the Purchase Agreements or the applicable purchase price and terms agreements.

            Section 4. Document Delivery Requirements.

            BBPLC shall deliver to the Depositor all documents and instruments required under Section 2.01 of the Pooling and Servicing Agreement with respect to the Mortgage Loans. In the event any document or instrument required to be delivered to the Depositor pursuant to Section 2.01 of the Pooling and Servicing Agreement, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Depositor, and in the event that BBPLC does not cure such failure within sixty (60) days of discovery or receipt of written notification of such failure from the Depositor, BBPLC shall, at the Depositor's option, purchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Depositor as a result of such purchase.

            Section 5. Term of Representation and Warranties.

            The representations and warranties of BBPLC set forth in Section 2 shall inure to the benefit of the Depositor and its successors and assigns until all amounts payable to Certificateholders under the Pooling and Servicing Agreement have been paid in full.

            Section 6. Execution in Counterparts.

            This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            Section 7. GOVERNING LAW.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARDS TO CONFLICTS OF LAWS PRINCIPLES.

            Section 8. Severability of Provisions.

            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 9. Captions.

            The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 10. Successors and Assigns.

            This Agreement shall insure to the benefit of the parties hereto and their respective successors and assigns. Any entity into which BBPLC or the Depositor may be merged or consolidated shall, without the requirement for any further writing, be deemed BBPLC or the Depositor, respectively, hereunder.

            Section 11. Amendments.

            This Agreement may be amended from time to time by the parties hereto.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.


                                       BARCLAYS BANK PLC


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       SECURITIZED ASSET BACKED RECEIVABLES LLC


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT I

            Representations and Warranties Regarding New Century Mortgage Loans. For the purposes of this exhibit, "Mortgage Loan" refers to the New Century Mortgage Loans, "Mortgage Loan Schedule" refers to the New Century Mortgage Loan Schedule and "Seller" refers to New Century.

            (a) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct as of the related Cut-off Date;

            (b) Payments Current. Except with respect to the Mortgage Loans identified on Exhibit I-A, all payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days delinquent, have been made and credited. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan. The first Monthly Payment shall be made with respect to the Mortgage Loan on its related Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

            (c) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

            (d) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customarily insured against in the jurisdiction where the related Mortgaged Property is located and acceptable to the Rating Agencies;

            (e) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory, abusive and fair lending laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to Prepayment Penalties, have been complied with, and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations;

            (f) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all

                                   Exhibit I-1
additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

            (1) with respect to a Second Lien Loan only, the lien of the first mortgage on the Mortgaged Property;

            (2) the lien of current real property taxes and assessments not yet due and payable;

            (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

            (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

      Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan) and first priority (with respect to a First Lien Loan) or second priority (with respect to a Second Lien Loan) security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.

            (g) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Penalties). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties;

            (h) Title Insurance. With respect to a Mortgage Loan which is not a Co-op Loan, the Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a generally accepted title insurer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first (with respect to a First Lien Loan) or second (with respect to a Second Lien Loan) priority lien of the

                                   Exhibit I-2

Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (a), (b) and (c) of paragraph (f) of this
Exhibit I, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment;

            (i) No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its Affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

            (j) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (k) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (l) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure;

            (m) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Seller's knowledge, such provision is enforceable;

            (n) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property;

                                   Exhibit I-3

            (o) Prepayment Penalty. Each Mortgage Loan that is subject to a Prepayment Penalty as provided in the related Mortgage Note is identified on the related Mortgage Loan Schedule, and (i) specifically authorizes such Prepayment Penalties to be collected and such Prepayment Penalties are permissible and enforceable and were originated in accordance with the terms of the related Mortgage Loan documents and all applicable state, federal and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) and (ii) include all necessary documentation to determine the amount of the Prepayment Penalty to be collected. With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination. With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of three (3) years following origination;

            (p) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law;

            (q) Origination. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;

            (r) Purchase of Insurance. No Mortgagor was required to purchase any single premium credit insurance policy (e.g. life, mortgage, disability, property, accident unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, property, accident, unemployment or health insurance) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

            (s) Qualified Mortgage. The Mortgage Loan would be a "qualified mortgage," within the meaning of Section 860G(a)(3) of the Code, if transferred to a REMIC on its startup day in exchange for the regular or residual interests in the REMIC;

            (t) No Arbitration. No Mortgage Loan originated on or after August 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

            (u) Disclosure of Fees and Charges. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

                                   Exhibit I-4

            (v) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

            (w) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the issuer of the title insurer, if any, to the extent required, and its terms are reflected on the related Mortgage Loan Schedule, if applicable;

                                   Exhibit I-5

                                   EXHIBIT I-A

                      Mortgage Loan Identification Numbers



                                  Exhibit I-A-1

                                   EXHIBIT II

            Representations and Warranties regarding the Mortgage Loans. For the purposes of this exhibit, "Mortgage Loan" refers to the Ameriquest Mortgage Loans, "Mortgage Loan Schedule" refers to the Ameriquest Mortgage Loan Schedule and "Company" refers to Ameriquest.

            (a) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects as of the related Closing Date;

            (b) On the related Closing Date, no Monthly Payment required to be made under any Mortgage Loan will be contractually delinquent in excess of thirty-one (31) days. No Mortgage Loan has been contractually delinquent in excess of thirty-one (31) days on more than one occasion (excluding a "rolling" delinquency) at any time for the twelve (12) month period immediately preceding the related Closing Date;

            (c) The Mortgage Note and the Mortgage are not subject to any valid right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any such valid right of rescission, set-off, counterclaim or defense, including the defense of usury and no such valid right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (d) The improvements upon each Mortgaged Property are covered by a valid, binding and existing hazard insurance policy that is in full force and effect with a generally acceptable carrier that provides for fire extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located representing coverage not less than the lesser of the outstanding principal balance of the related Mortgage Loan or the minimum amount required to compensate for damage or loss on a replacement cost basis;

            (e) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory, abusive and fair lending, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of the Mortgage Loans have been complied with in all material respects;

            (f) Each Mortgage was recorded in accordance with all applicable laws and is a valid, existing and enforceable first or second lien, as applicable, on the Mortgaged Property, including all improvements on the Mortgaged Property;

            (g) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof; insured under the related title insurance policy referenced in paragraph (i), and enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by a bankruptcy, insolvency or reorganization;

                                  Exhibit II-1

            (h) All parties to the Mortgage Note had the legal capacity to execute the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly executed by such parties;

            (i) A lender's policy of title insurance together with a condominium endorsement, extended coverage endorsement and an adjustable rate mortgage endorsement (each as applicable) in an amount at least equal to the Cut-off Date principal balance of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, the transfer of the related Mortgage Loan to the Purchaser will not affect the validity or enforceability of such policy and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and in a form acceptable to Fannie Mae or Freddie Mac, which policy insures the Company and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien of the Mortgage; no claims have been made under such lender's title insurance policy and no prior holder of the related Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

            (j) There is no material default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any material default, breach, violation or event of acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the related Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage. For purposes of the foregoing, a payment on a mortgage loan not paid within thirty (30) days of its due date in and of itself does not constitute a default, breach, violation or event of acceleration with respect to such mortgage loan;

            (k) There is no requirement for any future advances under the terms of the Mortgage Loan and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder (excepting therefrom any Mortgage Loan subject to an escrow withhold as shown on the Mortgage Loan Schedule);

            (l) There are no mechanics' or similar liens or claims which have been filed for work, labor or material provided to the related Mortgaged Property prior to the origination of the Mortgage Loan which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage, except as may be disclosed in the related title insurance policy referenced in paragraph (i) above;

                                  Exhibit II-2

            (m) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure;

            (n) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the related Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, except as may be limited by applicable law;

            (o) At the time of origination of the Mortgage Loan there was no proceeding pending or to the best of the Company's knowledge, threatened, for the total or partial condemnation of the Mortgaged Property and as of the related Closing Date to the best of the Company's knowledge there is no proceeding pending for to the best of the Company's knowledge, threatened, for the total or partial condemnation of the Mortgaged Property;

            (p) The Mortgaged Property is free of material damage and in good repair (excepting therefrom any Mortgage Loan subject to an escrow withhold as shown on the Mortgage Loan Schedule).

            (q) No Mortgage Loan originated on or after October 1, 2002 will impose a Prepayment Penalties for a term in excess of three years. Any Mortgage Loans originated prior to such date will not impose a Prepayment Penalties for a term in excess of five (5) years;

            (r) The Prepayment Penalties included in the transaction are enforceable and originated in compliance with all applicable federal, state and local law (except to the extent that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or (ii) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary payoff);

            (s) No Mortgage Loan that is secured by property located in the State of Georgia is either a "Covered Loan" or "High Cost Home Loan" within the meaning of the Georgia Fair Lending Act, as amended (the "Georgia Act");

            (t) There is no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003 which is secured by property located in the State of Georgia;

            (u) The Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no Mortgage Loan is subject to, or in violation of, any applicable state or local law, ordinance or regulation similar to HOEPA;

            (v) (a) No Mortgage Loan is a High Cost Loan as defined by HOEPA or any other applicable predatory or abusive lending laws and (b) no Mortgage Loan is a "high cost home", "covered" (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004) , "high risk home" or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing

                                  Exhibit II-3
heightened regulatory scrutiny or additional legal liability for resident mortgage loans having high interest rates, points and/or fees);

            (w) No Mortgage Loan is a High Cost Loan or a Covered Loan, as applicable (as such terms are defined in Standard & Poor's Glossary);

            (x) No proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies;

            (y) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (z) With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction;

            (aa) As of the Closing Date, since the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws;

            (bb) With respect to an impounded Mortgage Loan, there are no delinquent taxes, assessment liens or insurance premiums affecting the related Mortgaged Property; and

            (cc) Neither the Company nor any prior holder of any Mortgage has modified, impaired or waived the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded, if necessary, to protect the interests of the Purchaser and which has been delivered to the Custodian); satisfied, canceled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto.

                                  Exhibit II-4

                                   EXHIBIT III

    Exceptions to Representations and Warranties Regarding the Mortgage Loans

                                     [None.]


                                  Exhibit III-1

                                   SCHEDULE I

                       New Century Mortgage Loan Schedule

                      (Available Upon Request to Depositor)


                                  Schedule I-1

                                   SCHEDULE II

                        Ameriquest Mortgage Loan Schedule

                      (Available Upon Request to Depositor)


                                  Schedule II-1